READER’S DIGEST ASSOCIATION REACHES AGREEMENT IN PRINCIPLE WITH LENDERS TO SIGNIFICANTLY REDUCE ITS DEBT FROM
$2.2 BILLION TO $550 MILLION;

Debt-for-Equity Restructuring Plan is Supported by a Majority of Secured Lenders;

RDA to Use 30-day ‘Grace Period’ on $27 Million Notes Payment to Seek Consensus with Additional Lenders and Stakeholders;

RDA Expects to Implement through Pre-Arranged Chapter 11 Process, Obtains Commitment for $150 Million New Money DIP Financing Facility Convertible to Exit Financing upon Emergence;

RDA’s Non-U.S. Operations Will Not be Part of the Filing;

Company Expects Vast Majority of Vendors to Recover in Full;

RDA’s Operations Remain Strong, Expects Solid FY09 Revenue Performance

PLEASANTVILLE, N.Y., August 17, 2009 – The Reader's Digest Association, Inc. (RDA), a global multi-brand media and marketing company, today announced it has reached an agreement in principle with a majority of its senior secured lenders on the terms of a restructuring plan to significantly reduce its debt burden and strengthen the company financially for the future.  The restructuring agreement provides that the company’s senior secured lenders will exchange a substantial portion of the company’s $1.6 billion in senior secured debt for equity and provides for a transfer of ownership of the company to the lender group.

The company has elected not to make a $27 million interest payment due today on its 9 percent Senior Subordinated Notes due 2017.  Instead, the company is using the 30-day grace period available on the interest payment to continue discussions with its lender group and other stakeholders regarding the terms of final documentation and to gain additional support for the consensual de-leveraging transaction.  Use of the 30-day grace period does not constitute a default that permits acceleration of the Senior Subordinated Notes or any other indebtedness.  In addition, RDA continues to be in compliance with its financial covenants.  The company’s business operations remain strong, with anticipated Fiscal 2009 revenue declines (not yet reported) in the low single digits, currency neutral, despite the global recession.

As part of the agreement in principle, RDA anticipates implementing the restructuring under court supervision through a voluntary pre-arranged filing under Chapter 11 of the United States Bankruptcy Code, which it expects to complete on an expedited basis while operating business as usual.  During the 30-day grace period, the company will seek further consensus among its lenders and other stakeholders in advance of such a filing to facilitate the completion of RDA’s restructuring objectives.

The agreement in principle includes a commitment from certain members of the senior lender group to provide $150 million in new money Debtor-in-Possession (DIP) financing, convertible into exit financing upon emergence, which the company expects will ensure sufficient liquidity during the reorganization process and beyond.  In addition to providing RDA with the necessary capital to emerge from Chapter 11, the arrangement also establishes the substantive terms of the $550 million in debt that will remain on RDA’s balance sheet upon emergence, a 75 percent reduction from the current $2.2 billion in debt.

As a result of the agreement reached with a majority of the senior lenders, the company expects that, subject to court approval, the vast majority of its suppliers and vendors will recover in full under a Chapter 11 plan.

The Chapter 11 filing will apply only to the company’s U.S. businesses — its operations in Canada, Latin America, Europe, Africa, Asia and Australia-New Zealand will not be affected.  RDA’s International operations are expected to have adequate funding based on continuing operations and access to proceeds from the DIP financing.

Mary Berner, RDA’s President and Chief Executive Officer, said the company will continue to operate normally throughout the restructuring process.  “This agreement in principle with our lenders follows months of intensive strategic review of our balance-sheet issues to financially strengthen the company,” she said. “We are gratified to have this support from our secured lender group.  The company has strong brands and products, a leadership position in many markets around the world and a solid plan for the future.  Restructuring our debt will enable us to have the financial flexibility to move ahead with our growth and transformational initiatives.”

“We also thank our sponsor Ripplewood Holdings, who has provided inspired vision and stewardship over the last two and a half years, including during this process,” added   Berner.   In March 2007, Ripplewood led a consortium of investors in a transaction that resulted in the company’s acquisition.  All of the members of the company’s Board of Directors who have served since the March 2007 acquisition, with the exception of Berner, have resigned from the company’s Board.  The two recently appointed directors also continue to serve on the Board.

The company and the lenders recognize that the Board has chosen to support a consensual and expedited process towards reorganization that seeks to maximize creditor recoveries.

Further information about the company can be found at www.rda.com.  Additional details about the company’s debt instruments are available in its annual report on Form 10-K for the year ended June 30, 2008, filed with the Securities and Exchange Commission.

About The Reader’s Digest Association, Inc.
RDA is a global multi-brand media and marketing company that educates, entertains and connects audiences around the world.  The company builds multi-platform communities based on branded content.  With offices in 44 countries, it markets books, magazines, and music, video and educational products reaching a customer base of 130 million in 78 countries.  It publishes 94 magazines, including 50 editions of Reader’s Digest, the world’s largest-circulation magazine, operates 65 branded websites generating 22 million unique visitors per month, and sells approximately 40 million books, music and video products across the world each year.  Its global headquarters are in Pleasantville, N.Y.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws, including statements regarding anticipated financial results, plans and strategies and liquidity.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from anticipated results, including but not limited to: the potential adverse impact of any chapter 11 bankruptcy filing on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts, trade credit and other customer and vendor relationships that are critical to its business and the actions and decisions of the Company’s creditors and other third parties with interests in any chapter 11 proceedings; the ability of the Company to secure additional support from its secured lenders and noteholders for its proposed restructuring plan; general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers; changes in the demand for our products from the Company’s current estimates; the loss of business with respect to, or the lack of commercial success of, our products; the Company’s ability to achieve cost reductions; the costs, timing and success of restructuring actions; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s customers and suppliers; the cost and availability of raw materials; the outcome of legal or regulatory proceedings to which the Company is or may become a party; unanticipated changes in cash flow; further impairment charges initiated by adverse industry or market developments; and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  Many of these factors are beyond the Company’s ability to control or predict.  Future operating results will be based on various factors, including actual consumer demand for the Company’s products and the Company’s success in implementing its operating strategies.  The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend, supplement or clarify them to reflect future events, new information or circumstances occurring after the date hereof.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts:
William Adler, RDA 914-244-7585
Kathy Fieweger, FD, 312-608-9867